                                                        EX-99.B(j)-wrconsnt

                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 17 to
Registration Statement No. 33-45961 on Form N-1A of W&R Funds, Inc. of our
report dated May 11, 2001, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" in such
Prospectus.

/s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
June 21, 2001